Exhibit 99.1

Intermolecular Reports Fourth Quarter 2015 and Full Year 2015 Financial Results

Results Highlights:

•	Positive fourth quarter operating cash flow

•	Fourth quarter revenue of $13.5 million, 17% quarter-on-quarter growth

SAN JOSE, Calif., February 4, 2016 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Results

Revenue was $13.5 million, up 17% compared to $11.5 million in the prior quarter. Program revenue was $10.5 million, up 21% compared to $8.7 million in the prior quarter. Licensing and royalty revenue was $3.0 million, up 4% compared to $2.8 million in the prior quarter

Non-GAAP net loss for the fourth quarter was $(1.1) million, or $(0.02) per share. This compared with non-GAAP net loss of $(4.7) million, or $(0.10) per share in the prior quarter.  GAAP net loss for the fourth quarter was $(1.9) million, or $(0.04) per share, compared to net loss of $(5.8) million, or $(0.12) per share in the prior quarter.

“Reaching positive operating cash flow and achieving sequential revenue growth are strong indications that our changes to the business model, team and operations are paying off,” said Bruce McWilliams, President and CEO of Intermolecular.  “Our turnaround strategy is working.  In 2016 we look forward to further expanding our market opportunity within the semiconductor industry and other large markets where access to the IMI platform for materials discovery and understanding can offer a substantial competitive advantage to customers”.

Full Year 2015 Results

For the year ended December 31, 2015, revenue was $45.8 million compared to revenue of $47.7 million in 2014. Net loss for 2015 was $(20.4) million, or $(0.42) per share, compared with a net loss of $(21.8) million, or $(0.47) per share, for 2014.

Non-GAAP net loss for the year ended December 31, 2015 was $(14.8) million, or $(0.31) per share. This compared with non-GAAP net loss of $(14.4) million, or $(0.31) per share, for 2014.

Outlook for First Quarter 2016 based on current expectations:

•	Intermolecular projects revenue in the range of $13.7 million to $14.2 million.
•

Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(2.0) million and $(3.0) million, or between $(0.04) to $(0.06) per share, on approximately 49 million shares outstanding.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

Conference Call Information

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Bruce McWilliams, president and chief executive officer, and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived audio webcast of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular is a leading source for advanced materials discovery and understanding. We work closely with our customers using our High Productivity Combinatorial (HPC) platform to discover, develop and characterize engineered materials for next generation high-technology products. The company's products and services consist of information products and materials experiments that enable customers’ R&D teams to efficiently evaluate, select and integrate materials that are critical to their next generation products. Intermolecular's solutions and services create significant economic value for its customers by enabling then to rapidly discover and create new options for mission-critical materials decisions.

“Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; the ability of our new business model to generate long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole;  and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Program revenue	$10,493	$7,090	$33,451	$30,540
Product revenue	-	84	75	84
Licensing and royalty revenue	2,962	3,827	12,296	17,071
Total revenue	13,455	11,001	45,822	47,695
Cost of revenue	4,281	6,280	19,436	24,651
Gross profit	9,174	4,721	26,386	23,044

Operating expenses:
Research and development	7,301	6,129	28,383	24,320
Sales and marketing	1,349	1,422	5,884	5,770
General and administrative	2,462	3,092	12,229	12,636
Restructuring charges	-	-	-	1,361
Total operating expenses	11,112	10,643	46,496	44,087

Operating loss	(1,938)	(5,922)	(20,110)	(21,043)
Interest expense, net	40	(150)	(267)	(682)
Other income (expense), net	(1)	(16)	(12)	(29)
Loss before provision for income taxes	(1,899)	(6,088)	(20,389)	(21,754)
Income tax provision	1	-	8	7
Net loss	$(1,900)	$(6,088)	$(20,397)	$(21,761)

Basic and diluted net loss per common share	$(0.04)	$(0.13)	$(0.42)	$(0.47)

Shares used in basic and diluted net loss per common share	48,681	46,906	48,158	46,718

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31,	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$11,676	$21,765
Marketable securities	23,656	43,304
Total cash, cash equivalents and marketable securities	35,332	65,069
Accounts receivable, net	6,614	5,321
Inventory, current portion	-	34
Prepaid expenses and other current assets	1,608	1,784
Total current assets	43,554	72,208

Inventory, net of current portion	4,413	5,894
Property and equipment, net	15,735	19,106
Intangible assets, net	5,969	7,941
Other assets	506	288
Total assets	$70,177	$105,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$848	$862
Accrued compensation and employee benefits	4,416	1,628
Deferred revenue	2,595	3,540
Accrued liabilities	2,385	2,101
Note payable	-	2,000
Total current liabilities	10,244	10,131

Note payable, net of current portion	-	21,000
Deferred revenue, net of current portion	-	1,103
Other long-term liabilities	3,334	2,938
Total liabilities	13,578	35,172

Stockholders’ equity:
Common stock	49	48
Additional paid-in capital	208,856	202,139
Accumulated other comprehensive loss	(24)	(37)
Accumulated deficit	(152,282)	(131,885)
Total stockholders’ equity	56,599	70,265
Total liabilities and stockholders’ equity	$70,177	$105,437

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(20,397)	$(21,761)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,728	10,948
Stock-based compensation	5,557	6,021
Impairment of long-lived assets	18	629
Realized loss/(gain) from investments	8	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(42)	94
Inventory	(319)	1,581
Accounts receivable	(1,293)	1,701
Accounts payable	(24)	(635)
Accrued and other liabilities	2,985	(1,769)
Deferred revenue	(2,048)	1,341
Net cash (used in) provided by operating activities	(4,827)	(1,850)
Cash flows from investing activities:
Purchase of short-term investments	(32,577)	(48,451)
Redemption of short-term investments	51,410	4,802
Purchase of property and equipment	(1,452)	(2,815)
Capitalized intangible assets	(803)	(1,194)
Net cash (used in) provided by investing activities	16,578	(47,658)
Cash flows from financing activities:
Payment of debt	(23,000)	(2,000)
Proceeds from exercise of common stock options	1,160	1,190
Net cash (used in) provided by financing activities	(21,840)	(810)
Net (decrease) increase in cash and cash equivalents	(10,089)	(50,318)
Cash and cash equivalents at beginning of period	21,765	72,083
Cash and cash equivalents at end of period	$11,676	$21,765

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

GAAP cost of net revenue	$4,281	$6,280	$19,436	$24,651
Stock-based compensation expense (a)	(152)	(360)	(1,108)	(1,315)
Non-GAAP cost of net revenue	$4,129	$5,920	$18,328	$23,336

GAAP gross profit	$9,174	$4,721	$26,386	$23,044
Stock-based compensation expense (a)	152	360	1,108	1,315
Non-GAAP gross profit	$9,326	$5,081	$27,494	$24,359

As a percentage of net revenue:
GAAP gross margin	68.2%	42.9%	57.6%	48.3%
Non-GAAP gross margin	69.3%	46.2%	60.0%	51.1%

GAAP operating loss	$(1,938)	$(5,922)	$(20,110)	$(21,043)
Stock-based compensation expense (a):
- Cost of net revenue	152	360	1,108	1,315
- Research and development	276	358	1,614	1,234
- Sales and marketing	(26)	398	654	1,470
- General and administrative	367	376	2,181	2,002
Restructuring charges (b)	-	-	-	1,361
Non-GAAP operating loss	$(1,169)	$(4,430)	$(14,553)	$(13,661)
	.
GAAP net loss	$(1,900)	$(6,088)	$(20,397)	$(21,761)
Stock-based compensation expense (a)	769	1,492	5,557	6,021
Restructuring charges (b)	-	-	-	1,361
Non-GAAP net loss	$(1,131)	$(4,596)	$(14,840)	$(14,379)

Shares used in computing Non-GAAP basic and diluted earnings per share	48,681	46,906	48,158	46,718

Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.02)	$(0.10)	$(0.31)	$(0.31)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430